Exhibit 99.1

NEWS RELEASE

CONTACTS
MEDIA:	INVESTORS:
Sophia Hong	Rick Muscha
Lattice Semiconductor Corporation	Lattice Semiconductor Corporation
503-268-8786	408-826-6000
Sophia.Hong@latticesemi.com	Rick.Muscha@latticesemi.com

LATTICE SEMICONDUCTOR REPORTS First QUARTER 2023 RESULTS

•	Record quarterly revenue with growth of 22% compared to Q1 2022 and 5% compared to Q4 2022
•	Gross Margin expands to 69.8% / 70.3% for Q1 2023 on a GAAP / Non-GAAP basis, compared to 66.9% / 67.7%, respectively, for Q1 2022
•	Net Income improves to $0.40 / $0.51 per diluted share for Q1 2023 on a GAAP / Non-GAAP basis, compared to $0.26 / $0.37, respectively, for Q1 2022

* GAAP represents U.S. Generally Accepted Accounting Principles. Non-GAAP represents GAAP excluding the impact of certain activities which the Company's management excludes in analyzing the Company's operating results and in understanding trends in the Company's earnings. Additional information relating to these measures is included below in “Non-GAAP Financial Measures.” For a reconciliation of GAAP to non-GAAP results, see accompanying tables "Reconciliation of U.S. GAAP to Non-GAAP Financial Measures."

HILLSBORO, OR - May 1, 2023 - Lattice Semiconductor Corporation (NASDAQ: LSCC), the low power programmable leader, announced financial results today for the fiscal first quarter ended April 1, 2023.

Jim Anderson, president and CEO, said, "Our strong growth and customer momentum continued into the first quarter of 2023 with a 22% year-over-year increase in revenue. We drove 55% year-over-year growth in net income on a GAAP basis and 36% on a non-GAAP basis. While we’re not immune to macro-economic challenges impacting the industry, we have Lattice-specific growth drivers, which position us well for long-term growth in our core markets."

Sherri Luther, CFO, said, "Q1 2023 represented our twelfth consecutive quarter of sequential growth, with revenue increasing 5% compared to Q4 2022. We achieved record operating profit of 32% on a GAAP basis and 41% on a non-GAAP basis, and expanded gross margin by 290 basis points on a GAAP basis and 260 basis points on a non-GAAP basis compared to Q1 2022. We also completed the tenth consecutive quarter of our share repurchase program."

Selected First Quarter 2023 Financial Results and Comparisons (in thousands, except per share data)

	GAAP Financial Results (unaudited)
	Q1 2023	Q4 2022	Q1 2022	Q/Q	Y/Y
Revenue	$184,310	$175,960	$150,515	4.7%	22.5%
Gross Margin %	69.8%	69.4%	66.9%	40 bps	290 bps
R&D Expense %	19.5%	19.8%	21.6%	(30) bps	(210) bps
SG&A Expense %	17.7%	18.4%	19.1%	(70) bps	(140) bps
Operating Expenses	$69,467	$68,050	$63,004	2.1%	10.3%
Income from Operations	$59,134	$54,016	$37,763	9.5%	56.6%
Net Income	$55,923	$51,913	$36,078	7.7%	55.0%
Net Income per Share - Basic	$0.41	$0.38	$0.26	$0.03	$ 0.15
Net Income per Share - Diluted	$0.40	$0.37	$0.26	$0.03	$ 0.14

	Non-GAAP* Financial Results (unaudited)
	Q1 2023	Q4 2022	Q1 2022	Q/Q	Y/Y
Revenue	$184,310	$175,960	$150,515	4.7%	22.5%
Gross Margin %	70.3%	70.0%	67.7%	30 bps	260 bps
R&D Expense %	16.5%	16.8%	18.2%	(30) bps	(170) bps
SG&A Expense %	12.8%	13.1%	13.2%	(30) bps	(40) bps
Operating Expenses	$53,983	$52,469	$47,243	2.9%	14.3%
Income from Operations	$75,641	$70,653	$54,645	7.1%	38.4%
Net Income	$71,772	$68,367	$52,696	5.0%	36.2%
Net Income per Share - Basic	$0.52	$0.50	$0.38	$ 0.02	$ 0.14
Net Income per Share - Diluted	$0.51	$0.49	$0.37	$ 0.02	$ 0.14

First Quarter 2023 Highlights

•	Record Revenue: Revenue increased 22% in Q1 2023 compared to Q1 2022 and 5% compared to Q4 2022, which represented the twelfth consecutive quarter of sequential growth.
•	Profit Growth: Gross margin expanded 290 basis points on a GAAP basis and 260 basis points on a non-GAAP basis compared to Q1 2022, with net income per diluted share increasing 54% on a GAAP basis and 38% on a non-GAAP basis compared to Q4 2022.
•	Continued Portfolio Expansion: Lattice introduced the MachXO5T™-NX family of advanced system control FPGAs. Based on the Lattice Nexus™ platform, this device family brings Lattice’s long-standing leadership in control FPGAs to a broader set of control function designs and applications for enterprise networking, machine vision, and industrial IoT.
•

New Software Solutions: Lattice launched the latest versions of its Lattice Automate™ and Lattice sensAI™ solution stacks, which equip customers with new factory automation and industrial machine vision capabilities. Lattice also expanded its Lattice ORAN™ solution stack to accelerate current and next-gen secure telecommunications applications deployments.

•

Lattice Receives Multiple Industry Awards:

• Named "Top FPGA Company 2023" by Semiconductor Review magazine.

• Won two Artificial Intelligence Excellence Awards from The Business Intelligence Group.

• Won a Grand Trophy Award for overall commitment to security-focused innovation from the Globee Cybersecurity Awards.

•	2023 Analyst and Investor Day: Registration is now live for Lattice Semiconductor's 2023 Analyst and Investor Day, which will be held on Monday, May 15, 2023.

Business Outlook - Second Quarter of 2023:

•	Revenue for the second quarter of 2023 is expected to be between $183 million and $193 million.
•	Gross margin percentage for the second quarter of 2023 is expected to be 70% plus or minus 1% on a non-GAAP basis.
•	Total operating expenses for the second quarter of 2023 are expected to be between $56 million and $58 million on a non-GAAP basis.

Non-GAAP Financial Measures: In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release makes reference to non-GAAP financial measures. With respect to the outlook for the second quarter of 2023, certain items that affect GAAP measurement of financial measures for gross margin percentage and total operating expenses are not accessible on a forward-looking basis because such items cannot be reasonably predicted without unreasonable efforts due to the unpredictability of the amounts and timing of events affecting the items we exclude from non-GAAP measures, including certain large and/or unpredictable charges such as stock-based compensation expense; litigation expense outside the ordinary course of business; and restructuring charges. Consequently, the Company is unable to provide a reasonable estimate of GAAP measurement for non-GAAP gross margin percentage or non-GAAP total operating expenses for second quarter guidance or a corresponding reconciliation to GAAP for the quarter. From a qualitative perspective, the differences between our GAAP measurement of financial measures for gross margin percentage and total operating expenses and our non-GAAP measure of those items will consist of items similar to those described in the financial tables later in this release for such items historically, including, for example and without limitation, certain large and/or unpredictable charges such as stock-based compensation expense; litigation expense outside the ordinary course of business; and restructuring charges. Additional information regarding the reasons the Company uses non-GAAP measures, a reconciliation of these measures to the most directly comparable GAAP measures, and other information relating to these measures are included below, following the GAAP financial information.

Investor Conference Call / Webcast Details:

Lattice Semiconductor will review the Company's financial results for the fiscal first quarter 2023, and business outlook on Monday, May 1 at 5:00 p.m. Eastern Time. The dial-in number for the live audio call is 1-877-407-3982 or 1-201-493-6780 with conference identification number 13737376. A live webcast of the conference call will also be available on the investor relations section of www.latticesemi.com. The Company's financial guidance will be limited to the comments on its public quarterly earnings call and the public business outlook statements contained in this press release.

Forward-Looking Statements Notice:

The foregoing paragraphs contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that involve estimates, assumptions, risks and uncertainties. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. Such forward-looking statements include, but are not limited to, statements relating to our long-term growth in core markets; market position in a broader set of control function designs and applications for enterprise networking, machine vision, and industrial IoT; acceleration in secure telecommunications applications deployments; and the statements under the heading “Business Outlook - Second Quarter of 2023.” Other forward-looking statements may be indicated by words such as “will,” “could,” “should,” “would,” “may,” “expect,” “plan,” “project,” “anticipate,” “intend,” “forecast,” “future,” “believe,” “estimate,” “predict,” “propose,” “potential,” “continue” or the negative of these terms or other comparable terminology.

Estimates of future revenue are inherently uncertain due to such factors such as global economic conditions which may affect customer demand, pricing and inflationary pressures, competitive actions, and international trade disputes and sanctions. In addition, the ongoing COVID-19 pandemic continues to impact the overall economy and, as a result of the foregoing, may negatively impact our operating results for future periods. Actual gross margin percentage and operating expenses could vary from the estimates on the basis of, among other things, changes in revenue levels, changes in product pricing and mix, changes in wafer, assembly, test and other costs, variations in manufacturing yields, the failure to sustain operational improvements, and the actual amount of compensation charges due to stock price changes. Actual results may differ materially from our expectations and are subject to risks and uncertainties that relate more broadly to our overall business, including those described in Item 1A in Lattice’s most recent Annual Report on Form 10-K and as may be supplemented from time-to-time in Lattice’s other filings with the Securities and Exchange Commission, all of which are expressly incorporated herein by reference.

Further economic and market disruptions from COVID-19, may increase or change the severity of our other risks reported in Item 1A in Lattice’s most recent Annual Report on Form 10-K. Lattice believes these and other risks and uncertainties could cause actual results to differ materially from the forward-looking statements. New risk factors emerge from time to time and it is not possible for Lattice’s management to predict all risk factors. You should not unduly rely on forward-looking statements because actual results could differ materially from those expressed in any forward-looking statements. In addition, any forward-looking statement applies only as of the date on which it is made. The Company does not intend to update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Measures:

Included within this press release and the accompanying tables and notes are certain non-GAAP financial measures that supplement the Company's consolidated financial information prepared in accordance with U.S. GAAP, including non-GAAP gross margin, gross margin percentage, R&D expense, SG&A expense, operating expenses, income from operations, other (expense) income, net, income tax expense, net income, net income per share – basic, and net income per share – diluted. The non-GAAP measures presented exclude charges and adjustments primarily related to stock-based compensation and related payroll tax effects, litigation expense outside the ordinary course of business, amortization of acquired intangible assets, restructuring plans and other charges, and the estimated tax effect of these items, change in tax law and other tax adjustments. These charges and adjustments are a result of periodic or non-core operating activities of the Company. The Company describes these non-GAAP financial measures and reconciles them to the most directly comparable GAAP measures in the tables and notes attached to this press release.

The Company's management believes that these non-GAAP financial measures provide an additional and useful way of viewing aspects of our performance that, when viewed in conjunction with our GAAP results, provide a more comprehensive understanding of the various factors and trends affecting our ongoing financial performance and operating results than GAAP measures alone. Management also uses these non-GAAP measures for strategic and business decision-making, internal budgeting, forecasting, and resource allocation processes and believes that investors should have access to similar data. These non-GAAP measures are included solely for informational and comparative purposes and are not meant as a substitute for GAAP and should be considered together with the consolidated financial information located in the tables attached to this press release.

About Lattice Semiconductor Corporation:

Lattice Semiconductor (NASDAQ: LSCC) is the low power programmable leader. We solve customer problems across the network, from the Edge to the Cloud, in the growing communications, computing, industrial, automotive and consumer markets. Our technology, long-standing relationships, and commitment to world-class support let our customers quickly and easily unleash their innovation to create a smart, secure, and connected world.

For more information about Lattice, please visit www.latticesemi.com. You can also follow us via LinkedIn, Twitter, Facebook, YouTube, WeChat, Weibo or Youku.

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Lattice Semiconductor Corporation

Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	April 1,	December 31,	April 2,
	2023	2022	2022
Revenue	$184,310	$175,960	$150,515
Cost of sales	55,709	53,894	49,748
Gross margin	128,601	122,066	100,767
Operating expenses:
Research and development	35,989	34,779	32,555
Selling, general, and administrative	32,578	32,355	28,771
Amortization of acquired intangible assets	870	870	1,169
Restructuring	30	46	54
Acquisition related charges	—	—	455
Total operating expenses	69,467	68,050	63,004
Income from operations	59,134	54,016	37,763
Interest expense, net	(555)	(1,280)	(708)
Other (expense) income, net	(95)	(24)	(22)
Income before income taxes	58,484	52,712	37,033
Income tax expense	2,561	799	955
Net income	$55,923	$51,913	$36,078

Net income per share:
Basic	$0.41	$0.38	$0.26
Diluted	$0.40	$0.37	$0.26

Shares used in per share calculations:
Basic	137,418	137,095	137,500
Diluted	140,101	139,631	141,281

Lattice Semiconductor Corporation

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	April 1,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$112,136	$145,722
Accounts receivable, net	90,822	94,018
Inventories, net	117,079	110,375
Other current assets	28,843	29,052
Total current assets	348,880	379,167

Property and equipment, net	51,086	47,614
Operating lease right-of-use assets	16,054	17,590
Intangible assets, net	23,930	25,070
Goodwill	315,358	315,358
Other long-term assets	12,321	13,914
	$767,629	$798,713

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$40,843	$42,036
Accrued liabilities	40,661	48,467
Accrued payroll obligations	15,654	36,870
Total current liabilities	97,158	127,373

Long-term debt	103,819	128,752
Long-term operating lease liabilities, net of current portion	12,012	13,618
Other long-term liabilities	39,666	41,807
Total liabilities	252,655	311,550

Stockholders' equity	514,974	487,163
	$767,629	$798,713

Lattice Semiconductor Corporation

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended
	April 1,	April 2,
	2023	2022
Cash flows from operating activities:
Net income	$55,923	$36,078
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Stock-based compensation expense	14,255	14,125
Depreciation and amortization	8,090	7,179
Other non-cash adjustments	1,702	1,740
Net changes in assets and liabilities	(35,106)	(15,917)
Net cash provided by (used in) operating activities	44,864	43,205
Cash flows from investing activities:
Capital expenditures	(8,414)	(4,426)
Other investing activities	(2,615)	(2,704)
Net cash provided by (used in) investing activities	(11,029)	(7,130)
Cash flows from financing activities:
Repayment of long-term debt	(25,000)	(4,375)
Repurchase of common stock	(10,004)	(15,000)
Net cash flows related to stock compensation exercises	(32,552)	(25,028)
Net cash provided by (used in) financing activities	(67,556)	(44,403)
Effect of exchange rate change on cash	135	(253)
Net increase (decrease) in cash and cash equivalents	(33,586)	(8,581)
Beginning cash and cash equivalents	145,722	131,570
Ending cash and cash equivalents	$112,136	$122,989

Supplemental disclosure of cash flow information and non-cash investing and financing activities:
Interest paid	$1,849	$552
Income taxes paid, net of refunds	$413	$761
Operating lease payments	$2,000	$1,884

Lattice Semiconductor Corporation

Supplemental Historical Financial Information

(unaudited)

	Three Months Ended
	April 1,	December 31,	April 2,
	2023	2022	2022
Balance Sheet Information
A/R Days Revenue Outstanding (DSO)	45	49	50
Inventory Days (DIO)	192	187	132

Revenue % (by Geography)
Asia	57%	65%	72%
Americas	23%	19%	15%
Europe (incl. Africa)	20%	16%	13%

Revenue % (by End Market) *
Communications and Computing	36%	42%	43%
Industrial and Automotive	59%	51%	46%
Consumer	5%	7%	11%

Revenue $M (by End Market) *
Communications and Computing	$66.3	$73.2	$64.1
Industrial and Automotive	$108.3	$89.6	$69.6
Consumer	$9.7	$13.2	$16.8

Revenue % (by Channel)
Distribution	88%	89%	90%
Direct	12%	11%	10%

* During the first quarter of fiscal 2023, we realigned our end market categories. Prior periods have been reclassified to match current period presentation.

Lattice Semiconductor Corporation

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	April 1,	December 31,	April 2,
	2023	2022	2022
Gross Margin Reconciliation
GAAP Gross margin	$128,601	$122,066	$100,767
Stock-based compensation - gross margin (1)	1,023	1,056	1,121
Non-GAAP Gross margin	$129,624	$123,122	$101,888

Gross Margin % Reconciliation
GAAP Gross margin %	69.8%	69.4%	66.9%
Cumulative effect of non-GAAP Gross Margin adjustments	0.5%	0.6%	0.8%
Non-GAAP Gross margin %	70.3%	70.0%	67.7%

Research and Development Expense % (R&D Expense %) Reconciliation
GAAP R&D Expense %	19.5%	19.8%	21.6%
Stock-based compensation - R&D (1)	(3.0)%	(3.0)%	(3.4)%
Non-GAAP R&D Expense %	16.5%	16.8%	18.2%

Selling, General, and Administrative Expense % (SG&A Expense %) Reconciliation
GAAP SG&A Expense %	17.7%	18.4%	19.1%
Stock-based compensation - SG&A (1)	(4.7)%	(4.7)%	(5.9)%
Litigation expense (2)	(0.2)%	(0.6)%	—%
Non-GAAP SG&A Expense %	12.8%	13.1%	13.2%

Operating Expenses Reconciliation
GAAP Operating expenses	$69,467	$68,050	$63,004
Stock-based compensation - operations (1)	(14,296)	(13,584)	(14,083)
Litigation expense (2)	(288)	(1,081)	—
Amortization of acquired intangible assets	(870)	(870)	(1,169)
Restructuring and other charges	(30)	(46)	(509)
Non-GAAP Operating expenses	$53,983	$52,469	$47,243

Income from Operations Reconciliation
GAAP Income from operations	$59,134	$54,016	$37,763
Stock-based compensation - gross margin (1)	1,023	1,056	1,121
Stock-based compensation - operations (1)	14,296	13,584	14,083
Litigation expense (2)	288	1,081	—
Amortization of acquired intangible assets	870	870	1,169
Restructuring and other charges	30	46	509
Non-GAAP Income from operations	$75,641	$70,653	$54,645

Income from Operations % Reconciliation
GAAP Income from operations %	32.1%	30.7%	25.1%
Cumulative effect of non-GAAP Gross Margin and Operating adjustments	8.9%	9.5%	11.2%
Non-GAAP Income from operations %	41.0%	40.2%	36.3%

(1)	The non-GAAP adjustments for Stock-based compensation include related payroll tax expenses.
(2)	Legal expenses associated with the defense of claims that are outside the ordinary course of business that were brought against the Company by Steven A.W. De Jaray, Perienne De Jaray and Darrell R. Oswalde.

Lattice Semiconductor Corporation

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	April 1,	December 31,	April 2,
	2023	2022	2022
Other (Expense) Income Reconciliation
GAAP Other (expense) income, net	$(95)	$(24)	$(22)
Loss on re-financing of long-term debt	—	4	—
Non-GAAP Other (expense) income, net	$(95)	$(20)	$(22)

Income Tax Expense Reconciliation
GAAP Income tax expense	$2,561	$799	$955
Estimated tax effect of non-GAAP adjustments	1,670	187	264
Change in tax law (3)	(1,012)	—	—
Non-GAAP Income tax expense	$3,219	$986	$1,219

Net Income Reconciliation
GAAP Net income	$55,923	$51,913	$36,078
Stock-based compensation - gross margin (1)	1,023	1,056	1,121
Stock-based compensation - operations (1)	14,296	13,584	14,083
Litigation expense (2)	288	1,081	—
Amortization of acquired intangible assets	870	870	1,169
Restructuring and other charges	30	46	509
Loss on re-financing of long-term debt	—	4	—
Estimated tax effect of non-GAAP adjustments	(1,670)	(187)	(264)
Change in tax law (3)	1,012	—	—
Non-GAAP Net income	$71,772	$68,367	$52,696

Net Income Per Share Reconciliation
GAAP Net income per share - basic	$0.41	$0.38	$0.26
Cumulative effect of Non-GAAP adjustments	0.11	0.12	0.12
Non-GAAP Net income per share - basic	$0.52	$0.50	$0.38

GAAP Net income per share - diluted	$0.40	$0.37	$0.26
Cumulative effect of Non-GAAP adjustments	0.11	0.12	0.11
Non-GAAP Net income per share - diluted	$0.51	$0.49	$0.37

Shares used in per share calculations:
Basic	137,418	137,095	137,500
Diluted	140,101	139,631	141,281

(1)	The non-GAAP adjustments for Stock-based compensation include related payroll tax expenses.
(2)	Legal expenses associated with the defense of claims that are outside the ordinary course of business that were brought against the Company by Steven A.W. De Jaray, Perienne De Jaray and Darrell R. Oswalde.
(3)	Adjustments for Change in tax law reflect an increase in our provision for U.S. tax on foreign operations resulting from The 2017 Tax Cuts and Jobs Act and is related to the capitalization and subsequent amortization of R&D costs for tax purposes.